THIRD AMENDMENT TO
ETF DISTRIBUTION AGREEMENT
EFFECTIVE AS OF SEPTEMBER 30, 2021

This third amendment (this “Amendment”) to the ETF Distribution Agreement effective as of September 30, 2021 (the “New Agreement”), by and between American Century ETF Trust (the “Fund Company”) and Foreside Fund Services, LLC (the “Distributor”) is entered into as of September 21, 2022 (the “Effective Date”).
WHEREAS, the Fund Company and the Distributor (the “Parties”) desire to amend the New Agreement to reflect the addition of additional Funds;
WHEREAS, by its terms, the New Agreement incorporates by reference the terms of the ETF Distribution Agreement effective as December 13, 2017, as amended, by and between the Parties (the “Old Agreement”); and
WHEREAS, Section 8(d) of the Old Agreement requires that all amendments and modifications be in writing and executed by the Parties.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in New Agreement.
2.That Exhibit A of the New Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto which reflects the addition of.
1.Except as expressly set forth herein, all of the provisions of the New Agreement and the Old Agreement shall remain unamended and in full force and effect.
2.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

American Century ETF Trust            Foreside Fund Services, LLC

By:    /s/ Ryan L. Blaine                By:    /s/ Teresa Cowan
    Ryan L. Blaine                    Teresa Cowan
Assistant Vice President

EXHIBIT A
THE FUNDS

American Century Diversified Corporate Bond ETF
American Century Diversified Municipal Bond ETF
American Century Emerging Markets Bond ETF
American Century Focused Dynamic Growth ETF
American Century Focused Large Cap Value ETF
American Century Low Volatility ETF
American Century Mid Cap Growth Impact ETF
American Century Multisector Income ETF
American Century Quality Convertible Securities ETF
American Century Quality Diversified International ETF
American Century Quality Preferred ETF
American Century Select High Yield ETF
American Century Short Duration Strategic Income ETF
American Century STOXX U.S. Quality Value ETF
American Century STOXX U.S. Quality Growth ETF
American Century Sustainable Equity ETF
American Century Sustainable Growth ETF
Avantis All Equity Markets ETF
Avantis Core Fixed Income ETF
Avantis Core Municipal Fixed Income ETF
Avantis Emerging Markets Equity ETF
Avantis Emerging Markets Value ETF
Avantis Inflation Focused Equity ETF
Avantis International Equity ETF
Avantis International Large Cap Value ETF
Avantis International Small Cap Value ETF
Avantis Real Estate ETF
Avantis Responsible Emerging Markets Equity ETF
Avantis Responsible International Equity ETF
Avantis Responsible U.S. Equity ETF
Avantis Short-Term Fixed Income ETF
Avantis U.S. Equity ETF
Avantis U.S. Large Cap Value ETF
Avantis U.S. Small Cap Equity ETF
Avantis U.S. Small Cap Value ETF